WARNING: THE EDGAR SYSTEM ENCOUNTERED ERROR(S) WHILE PROCESSING THIS SCHEDULE.

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                         SPECIAL SHAREHOLDERS' MEETING

A Special Meeting of Shareholders of First Eagle SoGen Funds, Inc. was held on December 22, 1999. The shareholders were asked to vote on three separate proposals:

1. To approve a new advisory agreement;

2. To elect Directors; and

3. To ratify or reject the selection of KPMG LLP as the independent accountants for the Fund for the Fund's current fiscal year.

The following are the results for each proposal separately:

FIRST EAGLE SOGEN GLOBAL FUND

1. To approve or disapprove a new advisory agreement between Arnhold and S. Bleichroeder Advisers, Inc. and the company on behalf of the fund.



--------------------------------
   For      Against    Abstain
--------------------------------

42,195,952  769,821   1,174,175
--------------------------------


2. To elect certain individuals to serve as Directors on the Board of Directors of the Company.



-------------------------------------------------------------------------
                                                       For       Withheld
-------------------------------------------------------------------------

John P. Arnhold...................................  43,324,277   815,671
Candace K. Beinecke...............................  43,337,487   802,461
Edwin J. Ehrlich..................................  43,336,327   803,621
Robert J. Gellert.................................  43,336,344   803,604
James E. Jordan...................................  43,340,043   799,905
William M. Kelly..................................  43,348,939   791,009
Fred J. Meyer.....................................  43,241,389   898,599
Dominique Raillard................................  43,257,592   882,356
Nathan Snyder.....................................  43,253,481   886,467
Stanford S. Warshawsky............................  43,329,349   810,599
-------------------------------------------------------------------------


3. To ratify the selection of KPMG LLP as the independent accountants for the Funds for the Funds' current fiscal year.



------------------------------
   For      Against   Abstain
------------------------------

42,862,024  348,190   929,734
------------------------------


                                       61









FIRST EAGLE SOGEN OVERSEAS FUND

1. To approve a new advisory agreement between Arnhold and S. Bleichroeder Advisers, Inc. and the company on behalf of the Fund.



------------------------------
   For      Against   Abstain
------------------------------

24,953,102  287,535   443,456
------------------------------


2. To elect certain individuals to serve as Directors on the Board of Directors of the Company.



-------------------------------------------------------------------------
                                                       For       Withheld
-------------------------------------------------------------------------

John P. Arnhold...................................  25,269,275   414,817
Candace K. Beinecke...............................  25,300,090   384,002
Edwin J. Ehrlich..................................  25,289,967   394,125
Robert J. Gellert.................................  25,298,459   385,633
James E. Jordan...................................  25,303,417   380,675
William M. Kelly..................................  25,318,549   365,543
Fred J. Meyer.....................................  25,214,099   469,993
Dominique Raillard................................  25,225,806   458,286
Nathan Snyder.....................................  25,217,650   466,442
Stanford S. Warshawsky............................  25,268,090   416,002
-------------------------------------------------------------------------


3. To ratify the selection of KMPG LLP as the independent accountants for the funds for the Funds' current fiscal year.



------------------------------
   For      Against   Abstain
------------------------------

25,212,040  118,991   353,061
------------------------------


FIRST EAGLE SOGEN MONEY FUND

1. To approve or disapprove a new advisory agreement between Arnhold and S. Bleichroeder Advisers, Inc. and the company on behalf of the fund.



------------------------------
   For      Against   Abstain
------------------------------

28,281,533  89,317    206,492
------------------------------


2. To elect certain individuals to serve as Directors on the Board of Directors of the Company.

                                       62












-------------------------------------------------------------------------
                                                       For       Withheld
-------------------------------------------------------------------------

John P. Arnhold...................................  28,514,116    63,266
Candace K. Beinecke...............................  28,514,116    63,266
Edwin J. Ehrlich..................................  28,514,116    63,266
Robert J. Gellert.................................  28,514,116    63,266
James E. Jordan...................................  28,514,116    63,266
William M. Kelly..................................  28,514,116    63,266
Fred J. Meyer.....................................  28,514,116    63,266
Dominique Raillard................................  28,514,116    63,266
Nathan Snyder.....................................  28,514,116    63,266
Stanford S. Warshawsky............................  28,514,116    63,266
-------------------------------------------------------------------------


3. To ratify the selection of KPMG LLP as the independent accountants for the Funds for the Funds' current fiscal year.



------------------------------
   For      Against   Abstain
------------------------------

28,391,871  56,279    129,192
------------------------------


FIRST EAGLE SOGEN GOLD FUND

1. To approve or disapprove a new advisory agreement between Arnhold and S. Bleichroeder Advisers, Inc. and the company on behalf of the fund.



----------------------------
   For     Against   Abstain
----------------------------

1,726,346  18,114    21,858
----------------------------


2. To elect certain individuals to serve as Directors on the Board of Directors of the Company.



-------------------------------------------------------------------------
                                                        For      Withheld
-------------------------------------------------------------------------

  John P. Arnhold..................................  1,751,959    14,358
  Candace K. Beinecke..............................  1,751,810    14,507
  Edwin J. Ehrlich.................................  1,751,959    14,358
  Robert J. Gellert................................  1,751,959    14,358
  James E. Jordan..................................  1,751,959    14,358
  William M. Kelly.................................  1,751,959    14,358
  Fred J. Meyer....................................  1,655,996   110,321
  Dominique Raillard...............................  1,655,848   110,469
  Nathan Snyder....................................  1,655,996   110,321
  Stanford S. Warshawsky...........................  1,751,959    14,358
-------------------------------------------------------------------------


3. To ratify the selection of KPMG LLP as the independent accountants for the Funds for the Funds' current fiscal year.



------------------------------
   For     Against   Abstain
------------------------------

1,732,207  18,431    15,680
------------------------------


                                       63













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